ARTICLES OF AMENDMENT
                                      FILED
                                December 15, 1997

                                 George H. Ryan
                               Secretary of State

1.       CORPORATE NAME: CIRCLE GROUP INTERNET INC.

2.       MANNER OF ADOPTION OF AMENDMENT:

         The following amendment of the Articles of Incorporation was adopted on: September 30, 1997 in the manner indicated below. ("X" one box only)

         o By a majority of the incorporators, provided no directors were named in the articles of incorporation and no directors have been elected;
                                                                        (Note 2)
         o    By a majority of the board of directors, in accordance with
              Section 10.10, the corporation having issued no shares as of the time of adoption of this amendment;
                                                                        (Note 2)
         o    By a majority of the board of directors, in accordance with
              Section 10.15, shares having been issued by shareholder action not being required for the adoption of the amendment;
                                                                        (Note 3)
         o By the shareholders, in accordance with Section 10.20, a resolution of the board of directors having been duly adopted and submitted to the shareholders. At a meeting of shareholders, not less than the minimum number of votes required by statute and by the articles of incorporation were voted in favor of the amendment;
                                                                        (Note 4)
         o By the shareholders, in accordance with Sections 10.20 and 7.10, a resolution of the board of directors having been duly adopted and submitted to the shareholders. A consent in writing has been signed y shareholders having not less than the minimum number of votes required by statute and by the articles of incorporation. Shareholders who have not consented in writing have been given notice in accordance with Section 7.10;
                                                                   (Notes 4 & 5)
         o By the shareholders, in accordance with Sections 10.20 and 7.10, a resolution of the board of directors having been duly adopted and submitted to the shareholders. A consent in writing has been signed by all the shareholders entitled to vote on this amendment.
                                                                        (Note 5)

3.       TEXT OF AMENDMENT:

         a. When amendment effects a name change, insert the new corporate name below. Use Page 2 for all other amendments.
                  Article I: The name of the corporation is:

                  -------------------------------------------------------------

                                    Text of Amendment

         b. (If amendment affects the corporate purpose, the amended purpose is required to be set forth in its entirety. If there is not sufficient space to do so, add one or more sheets of this size.)

         Paragraph 4. Paragraph I thereof of the Articles of Incorporation is amended to read in full as follows:

         The total number of shares of stock which the Corporation shall have authority to issue is Fifty Million (50,000,000). The par value of each of the shares is $.0001. All such shares are one class and the shares are Common Stock.

         Upon the amendment of this Article to read as hereinabove set forth, the One Thousand (1,000) shares issued and outstanding is split, reconstituted and converted into Three Million Five Hundred Thousand (3,500,000) shares.

4. The manner, if not set forth in Article 3b, in which any exchange, reclassification or cancellation of issued shares, or a reduction of the number of authorized shares of any class below the number of issued shares of that class, provided for or effected by this amendment is as follows: (If not applicable, insert "No change")

                                     See 3b above

5. (a) The manner, if not set forth in Article 3b, in which said amendment effects a change in the amount of paid-in capital (Paid-in capital replaces the terms Stated Capital and paid-in Surplus and is equal to the total of these accounts) is as follows:
         (If not applicable, insert "No change")

                                      No change

         (b) The amount of paid-in capital (Paid-in Capital replaces the terms Stated Capital and Pain-in Surplus and is equal to the total of these accounts) as changed by this amendment is as follows: (If not applicable, insert "No change")

                                     No change

                                 Before Amendment               After Amendment
         Paid-in Capital         $_____________                 $_____________

    (Complete either Item 6 or 7 below. All signatures must be in BLACK INK.)

6. The undersigned corporation has caused this statement to be signed by its duly authorized officers, each of whom affirms, under penalties of perjury, that the facts stated herein are true.

         Dated: November 26, 1997                             Circle Group Internet Inc.
                ----------------------------------------      ---------------------------------------------------
                                                              (Exact Name of Corporation at date of execution)

         attested by /s/ Dana L. Dabney                       by /s/ Gregory J. Halpern
                  --------------------------------------        -------------------------------------------------
         (Signature of Secretary or Assistant Secretary)        (Signature of President or Vice President)

         DANA L. DABNEY                                       GREGORY J. HALPERN
         -----------------------------------------------      ---------------------------------------------------
         (Type or Print Name and Title)                       (Type or Print Name and Title)

7. If amendment is authorized pursuant to Section 10.10 by the incorporators, the incorporators must sign below, and type or print name and title.

                                       OR

         If amendment is authorized by the directors pursuant to Section 10.10 and there are no officers, then a majority of the directors or such directors as may be designated by the board, must sign below, and type or print name and title.

         The undersigned affirms, under the penalties of perjury, that the facts stated herein are true.

         Date:__________________, 19___

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